                               MERGER AGREEMENT

                                BY AND BETWEEN

                  THE WOODSTOWN NATIONAL BANK & TRUST COMPANY

                                      AND

                         FULTON FINANCIAL CORPORATION

                               TABLE OF CONTENTS
                               -----------------
                                                                              Page
                                                                              ----
ARTICLE I      PLAN OF MERGER.................................................   1
     Section 1.1   Plan of Merger.............................................   1

ARTICLE II     CONVERSION OF SHARES AND
               EXCHANGE OF STOCK CERTIFICATES.................................   2
     Section 2.1   Conversion of Shares.......................................   2
           (a)     General....................................................   2
           (b)     Antidilution Provision.....................................   2
           (c)     No Fractional Shares.......................................   2
           (d)     Closing Market Price.......................................   2
     Section 2.2   Exchange of Stock Certificates.............................   3
           (a)     Exchange Agent.............................................   3
           (b)     Surrender of Certificates..................................   3
           (c)     Dividend Withholding.......................................   3
           (d)     Failure to Surrender Certificates..........................   4
           (e)     Expenses...................................................   4
     Section 2.3   Reservations of Shares.....................................   4
     Section 2.4   Taking Necessary Actions...................................   4
     Section 2.5   Press Releases.............................................   4

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF WNB..........................   5
     Section 3.1   Authority..................................................   5
     Section 3.2   Subsidiaries...............................................   5
     Section 3.3   Organization and Standing..................................   5
     Section 3.4   Capitalization.............................................   5
     Section 3.5   Charter, Bylaws and Minute Books...........................   6
     Section 3.6   Financial Statements.......................................   6
     Section 3.7   Absence of Undisclosed Liabilities.........................   6
     Section 3.8   Absence of Changes.........................................   7
     Section 3.9   Dividends, Distributions and Stock Purchases...............   7
     Section 3.10  Taxes......................................................   7
     Section 3.11  Title to and Condition of Assets...........................   7
     Section 3.12  Contracts..................................................   8
     Section 3.13  Litigation and Governmental Directives.....................   8
     Section 3.14  Compliance with Laws; Governmental Authorizations..........   9
     Section 3.15  Insurance..................................................   9
     Section 3.16  Financial Institutions Bonds...............................   9
     Section 3.17  Labor Relations and Employment Agreements..................  10
     Section 3.18  Employee Benefit Plans.....................................  10
     Section 3.19  Related Party Transactions.................................  11
     Section 3.20  No Finder..................................................  11

     Section 3.21  Complete and Accurate Disclosure...........................  11
     Section 3.22  Environmental Matters......................................  11
     Section 3.23  Proxy Statement/Prospectus.................................  12
     Section 3.24  SEC Filings................................................  12
     Section 3.25  Reports....................................................  13
     Section 3.26  Loan Portfolio of the WNB..................................  13
     Section 3.27  Investment Portfolio.......................................  13
     Section 3.28  Regulatory Examinations....................................  14

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF FFC..........................  14
     Section 4.1   Authority..................................................  14
     Section 4.2   Organization and Standing..................................  14
     Section 4.3   Capitalization.............................................  15
     Section 4.4   Articles of Incorporation and Bylaws.......................  15
     Section 4.5   Subsidiaries...............................................  15
     Section 4.6   Financial Statements.......................................  15
     Section 4.7   Absence of Undisclosed Liabilities.........................  16
     Section 4.8   Absence of Changes.........................................  16
     Section 4.9   Litigation and Governmental Directives.....................  16
     Section 4.10  Compliance with Laws; Governmental Authorizations..........  17
     Section 4.11  Complete and Accurate Disclosure...........................  17
     Section 4.12  Labor Relations............................................  17
     Section 4.13  Employee Benefits Plans....................................  18
     Section 4.14  Environmental Matters......................................  18
     Section 4.15  SEC Filings................................................  18
     Section 4.16  Proxy Statement/Prospectus.................................  18
     Section 4.17  Accounting Treatment.......................................  19

ARTICLE V      COVENANTS OF WNB...............................................  19
     Section 5.1   Conduct of Business........................................  19
     Section 5.2   Best Efforts...............................................  21
     Section 5.3   Access to Properties and Records...........................  21
     Section 5.4   Subsequent Financial Statements............................  21
     Section 5.5   Update Schedules...........................................  21
     Section 5.6   Notice.....................................................  21
     Section 5.7   Other Proposals............................................  22
     Section 5.8   Affiliate Letters..........................................  22
     Section 5.9   No Purchases or Sales of FFC Common Stock
                   During Price Determination Period..........................  22
     Section 5.10  Accounting Treatment.......................................  22
     Section 5.11  Dividends..................................................  23
     Section 5.12  Employment Obligations.....................................  23

ARTICLE VI     COVENANTS OF FFC...............................................  23
     Section 6.1   Best Efforts...............................................  23
           (a)     Applications for Regulatory Approval.......................  23
           (b)     Registration Statement.....................................  24
           (c)     State Securities Laws......................................  24
           (d)     Stock Listing..............................................  24
           (e)     WNB Interim Bank...........................................  24
           (f)     Accounting Treatment.......................................  24
     Section 6.2   Access to Properties and Records...........................  24
     Section 6.3   Subsequent Financial Statements............................  25
     Section 6.4   Update Schedule............................................  25
     Section 6.5   Notice.....................................................  25
     Section 6.6   Employment Arrangements....................................  25
     Section 6.7   No Purchase or Sales of FFC Common Stock
                   During Price Determination Period..........................  25
     Section 6.8   Appointment of FFC Director................................  26
     Section 6.9   Continuation of WNB's Structure, Name and Directors........  26

ARTICLE VII    CONDITIONS PRECEDENT...........................................  27
     Section 7.1   Common Conditions..........................................  27
           (a)     Stockholder Approval.......................................  27
           (b)     Regulatory Approvals.......................................  27
           (c)     Stock Listing..............................................  27
           (d)     Tax Opinion................................................  27
           (e)     Registration Statement.....................................  28
           (f)     No Suits...................................................  29
     Section 7.2   Conditions Precedent to Obligations of FFC.................  29
           (a)     Accuracy of Representations and Warranties.................  29
           (b)     Covenants Performed........................................  29
           (c)     Opinion of Counsel for WNB.................................  29
           (d)     Affiliate Agreements.......................................  29
           (e)     Financial Confirmation.....................................  30
           (f)     Accountants' Letter........................................  30
           (g)     Accounting Treatment.......................................  31
           (h)     Federal and State Securities and Antitrust Laws............  31
           (i)     Dissenting Shareholders....................................  31
           (j)     Environmental Matters......................................  31
           (k)     Closing Documents..........................................  32
     Section 7.3   Conditions Precedent to the Obligations of WNB.............  32
           (a)     Accuracy of Representations and Warranties.................  32
           (b)     Covenants Performed........................................  32
           (c)     Opinion of Counsel for FFC.................................  32
           (d)     Fairness Opinion...........................................  32

           (e)     Financial Confirmation.....................................  33
           (f)     Closing Documents..........................................  33

ARTICLE VIII       TERMINATION, AMENDMENT AND WAIVER..........................  33
     Section 8.1   Termination................................................  33
           (a)     Mutual Consent.............................................  33
           (b)     Unilateral Action by FFC...................................  33
           (c)     Unilateral Action By WNB...................................  34
     Section 8.2   Effect of Termination......................................  34
           (a)     Effect.....................................................  34
           (b)     Limited Liability..........................................  34
           (c)     Confidentiality............................................  34
     Section 8.3   Amendment..................................................  35
     Section 8.4   Waiver.....................................................  35

ARTICLE IX   RIGHTS OF DISSENTING SHAREHOLDERS OF WNB.........................  35
     Section 9.1   Rights of Dissenting Shareholders of WNB...................  35

ARTICLE X    CLOSING AND EFFECTIVE DATE.......................................  35
     Section 10.1  Closing....................................................  36
     Section 10.2  Effective Date.............................................  36

ARTICLE XI   NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES....................  36
     Section 11.1  No Survival................................................  36

ARTICLE XII        GENERAL PROVISIONS.........................................  36
     Section 12.1  Expenses...................................................  36
     Section 12.2  Other Mergers and Acquisitions.............................  36
     Section 12.3  Notices....................................................  36
     Section 12.4  Counterparts...............................................  37
     Section 12.5  Governing Law..............................................  37
     Section 12.6  Parties in Interest........................................  38
     Section 12.7  Entire Agreement...........................................  38

                               MERGER AGREEMENT
                               ----------------


          Merger Agreement made as of the 30th day of September, 1996, by and between FULTON FINANCIAL CORPORATION, a Pennsylvania business corporation having its administrative headquarters at One Penn Square, P. O. Box 4887, Lancaster, Pennsylvania 17604 ("FFC"), and THE WOODSTOWN NATIONAL BANK & TRUST COMPANY, a national banking association having its administrative headquarters at One South Main Street, Woodstown, New Jersey, 08098 ("WNB").


                                  BACKGROUND:
                                  -----------

          FFC is a Pennsylvania bank holding company. WNB is a national banking association. FFC wishes to acquire WNB, and WNB wishes to be acquired by FFC. Subject to the terms and conditions of this Agreement, the foregoing transaction will be accomplished by means of a merger (the "Merger") in which (i) FFC will organize a national banking association "(WNB Interim Bank") as a wholly-owned subsidiary of FFC and cause WNB Interim Bank to become a party to this Agreement, (ii) WNB Interim Bank will be merged with and into WNB, (iii) WNB will survive the Merger, and (iv) all of the outstanding shares of the common stock of WNB, par value $.22 per share ("WNB Common Stock"), will be converted into shares of the common stock of FFC, par value $2.50 per share ("FFC Common Stock"). WNB will become a wholly-owned subsidiary of FFC as a result of the Merger. Simultaneously with the execution of this Agreement, the parties are entering into a Warrant Agreement of even date herewith in the form of Exhibit A
                                                                       ---------
attached hereto (the "Warrant Agreement"), which provides for the delivery by WNB of a warrant in the form of Exhibit B attached hereto (the "Warrant")
                                ---------
entitling FFC to purchase shares of the WNB Common Stock in certain circumstances.


                                 WITNESSETH:
                                 -----------

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties hereby agree as follows:


                                   ARTICLE I
                                PLAN OF MERGER
                                --------------

          Section 1.1 Plan of Merger.  Subject to the terms and conditions of
          ----------- --------------
this Agreement, WNB Interim Bank shall merge with and into WNB in accordance with the Plan of Merger in the form of Exhibit C attached hereto.
                                       ---------

                                  ARTICLE II
                           CONVERSION OF SHARES AND
                        EXCHANGE OF STOCK CERTIFICATES
                        ------------------------------

          Section 2.1 Conversion of Shares.  On the Effective Date (as defined
          ----------- --------------------
in Section 10.2 herein) the shares of WNB Common Stock then outstanding shall be converted into shares of FFC Common Stock, as follows:

               (a)  General:  Subject to the provisions of Sections 2.1(b) and
                    -------
2.1(c) herein, each share of WNB Common Stock issued and outstanding immediately before the Effective Date shall, on the Effective Date, be converted into and become, without any action on the part of the holder thereof, 1.60 (such number, as it may be adjusted under Section 2.1(b) herein, the "Conversion Ratio") shares of FFC Common Stock.

               (b)  Antidilution Provision:  In the event that FFC shall at any
                    ----------------------
time before the Effective Date: (i) issue a dividend in shares of FFC Common Stock, (ii) combine the outstanding shares of FFC Common Stock into a smaller number of shares, or (iii) subdivide the outstanding shares of FFC Common Stock into a greater number of shares, then the Conversion Ratio shall be proportionately adjusted (calculated to three decimal places), so that each WNB stockholder shall receive on the Effective Date, in exchange for his shares of WNB Common Stock, the number of shares of FFC Common Stock as would then have been owned by him if the Effective Date had occurred before the record date of such event (for example, if FFC were to declare a ten percent (10%) stock dividend after the date of this Agreement and if the record date for that stock dividend were to occur before the Effective Date, the Conversion Ratio would be adjusted from 1.60 shares to 1.76 shares).

               (c)  No Fractional Shares:  No fractional shares of FFC Common
                    --------------------
Stock shall be issued in connection with the Merger. In lieu of the issuance of any fractional share to which he would otherwise be entitled, each former stockholder of WNB shall receive in cash an amount equal to the fair market value of his fractional interest, which fair market value shall be determined by multiplying such fraction by the Closing Market Price (as defined in Section 2.1(d) herein).

               (d)  Closing Market Price:  For purposes of this Agreement, the
                    --------------------
Closing Market Price shall be the average of the average of the per share closing bid prices for FFC Common Stock, rounded up to the nearest $.125, for the ten (10) trading days immediately preceding the date which is two (2) business days before the Effective Date, as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ), the foregoing period of ten (10) trading days being hereinafter sometimes referred to as the "Price Determination Period." (For example, if March 31, 1997 were to be the Effective Date, then the Price Determination Period would be March 17, 18, 19, 20, 21, 24, 25,

26, 27 and 28, 1997.) In the event that NASDAQ shall fail to report a closing bid price for FFC Common Stock for any trading day during the Price Determination Period, the closing bid prices for that day shall be equal to the average of the closing bid prices and the average of the closing asked prices as quoted: (i) by F. J. Morrissey & Company, Inc. and by Ryan, Beck & Co.; or, (ii) in the event that both of these firms are not then making a market in FFC Common Stock, by two brokerage firms then making a market in FFC Common Stock to be selected by FFC and approved by WNB.

          Section 2.2 Exchange of Stock Certificates.  WNB Common Stock
          ----------- ------------------------------
certificates shall be exchanged for FFC Common Stock certificates in accordance with the following procedures:

               (a)  Exchange Agent:  The transfer agent of FFC shall act as
                    --------------
exchange agent (the "Exchange Agent") to receive WNB Common Stock certificates from the holders thereof and to exchange such stock certificates for FFC Common Stock certificates and (if applicable) to pay cash for fractional shares of WNB Common Stock pursuant to Section 2.1(c) herein. The Exchange Agent shall, within five business days after the Effective Date, mail to each former stockholder of WNB a notice specifying the procedures to be followed in surrendering such stockholder's WNB Common Stock certificates.

               (b)  Surrender of Certificates:  As promptly as possible after
                    -------------------------
receipt of the Exchange Agent's notice, each former stockholder of WNB shall surrender his WNB Common Stock certificates to the Exchange Agent; provided,
                                                                   --------
that if any former stockholder of WNB shall be unable to surrender his WNB Common Stock certificates due to loss or mutilation thereof, he may make a constructive surrender by following procedures comparable to those customarily used by FFC for issuing replacement certificates to FFC shareholders whose FFC Common Stock certificates have been lost or mutilated. Within 10 business days following the receipt of a proper actual or constructive surrender of WNB Common Stock certificates from a former WNB stockholder, the Exchange Agent shall issue to such stockholder, in exchange therefor, an FFC Common Stock certificate representing the whole number of shares of FFC Common Stock into which such stockholder's shares of WNB Common Stock have been converted in accordance with this Article II, together with a check in the amount of any cash to which such stockholder is entitled, pursuant to Section 2.1(c) herein, in lieu of the issuance of a fractional share.

               (c)  Dividend Withholding:  Dividends, if any, payable by FFC
                    --------------------
after the Effective Date to any former stockholder of WNB who has not prior to the payment date surrendered his WNB Common Stock certificates may, at the option of FFC, be withheld. Any dividends so withheld shall be paid, without interest, to such former stockholder of WNB upon proper surrender of his WNB Common Stock certificates.

               (d)  Failure to Surrender Certificates:  All WNB Common Stock
                    ---------------------------------
certificates must be surrendered to the Exchange Agent within two (2) years after the Effective Date. In the event that any former stockholder of WNB shall not have properly surrendered his WNB Common Stock certificates within two (2) years after the Effective Date, the shares of FFC Common Stock that would otherwise have been issued to him may, at the option of FFC, be sold and the net proceeds of such sale, together with the cash (if any) to which he is entitled in lieu of the issuance of a fractional share and any previously accrued dividends, shall be held by the Exchange Agent in a noninterest bearing account for his benefit. From and after any such sale, the sole right of such former stockholder of WNB shall be the right to collect such net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, such net proceeds, cash and accumulated dividends shall be paid to such former stockholder of WNB, without interest, upon proper surrender of his WNB Common Stock certificates.

               (e)  Expenses:  All costs and expenses associated with the
                    --------
foregoing surrender and exchange procedure shall be borne by FFC.

          Section 2.3 Reservation of Shares.  FFC agrees that (i) prior to the
          ----------- ---------------------
Effective Date it will take appropriate action to reserve a sufficient number of authorized but unissued shares of FFC Common Stock to be issued in accordance with this Agreement, and (ii) on the Effective Date, FFC will issue shares of FFC Common Stock to the extent set forth in, and in accordance with, this Agreement.

          Section 2.4 Taking Necessary Action.  FFC and WNB shall take all such
          ----------- -----------------------
actions as may be reasonably necessary or appropriate in order to effectuate the transactions contemplated hereby including, without limitation, providing information necessary for preparation of any filings needed to obtain the regulatory approvals required to consummate the Merger. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement and to vest FFC with full title to all properties, assets, rights, approvals, immunities and franchises of WNB, the officers and directors of WNB, at the expense of FFC, shall take all such necessary action.

          Section 2.5 Press Releases.  FFC and WNB agree that all press releases
          ----------- --------------
or other public communications relating to this Agreement or the transactions contemplated hereby will require consultation among FFC and WNB, unless counsel has advised any such party that such release or other public communication must immediately be issued and the issuing party has not been able, despite its good faith efforts, to effect such consultation.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                                    OF WNB
                        ------------------------------

          WNB represents and warrants to FFC, as of the date of this Agreement and as of the date of the Closing (as defined in Section 10.1 herein), as follows:

          Section 3.1 Authority.  The execution and delivery of this Agreement,
          ----------- ---------
the Warrant Agreement and the Warrant and the performance of the transactions contemplated herein and therein have been authorized by the Board of Directors of WNB and, except for the approval of this Agreement by its stockholders, WNB has taken all corporate action necessary on its part to authorize this Agreement, the Warrant Agreement and the Warrant and the performance of the transactions contemplated herein and therein. This Agreement, the Warrant Agreement and the Warrant have been duly executed and delivered by WNB and, assuming due authorization, execution and delivery by FFC, constitute valid and binding obligations of WNB. The execution, delivery and performance of this Agreement, the Warrant Agreement and the Warrant will not constitute a violation or breach of or default under (i) the Articles of Association or Bylaws of WNB,
(ii) the Certificate of Incorporation or Bylaws of Woodstown Investment Company ("WIC"), (iii) any statute, rule, regulation, order, decree or directive of any governmental authority or court applicable to WNB or WIC, or (iv) any agreement, contract, memorandum of understanding, indenture or other instrument to which WNB or WIC is a party or by which WNB, or WIC or any of their properties are bound.

          Section 3.2 Subsidiaries.  WIC is a direct wholly-owned subsidiary of
          ----------- ------------
WNB.  Except for WIC, WNB owns no subsidiaries, directly or indirectly.

          Section 3.3 Organization and Standing.  WNB is a bank that is duly
          ----------- -------------------------
organized, validly existing and in good standing under the laws of the United States. WNB is an insured bank under the provisions of the Federal Deposit Insurance Act, as amended (the "FDI Act"), and is a member of the Federal Reserve System. WNB has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. WIC is a business corporation that is duly organized, validly existing and in good standing of the laws of the State of Delaware. WIC has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted.

          Section 3.4 Capitalization.  The authorized capital of WNB consists
          ----------- --------------
exclusively of 10,000,000 shares of WNB Common Stock, of which 1,800,000 shares are validly issued, outstanding, fully paid and non-assessable, and no shares are held as treasury shares. In addition, 358,200 shares of (or approximately 19.9% of the outstanding), WNB Common Stock are reserved for issuance upon exercise of the Warrant. Except for the Warrant, there are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of WNB Common Stock and there are no outstanding securities or other instruments of any kind that are convertible into shares of WNB Common Stock. WIC consists exclusively of 1,000 shares of common stock, par value $1.00 per share (the "WIC Common Stock"), of which 1,000 shares are validly issued, outstanding, fully paid and non-assessable, and no shares are held as treasury shares. All outstanding shares of WIC Common Stock are owned beneficially and of record by WNB. There are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of WIC Common Stock, and there are no outstanding securities or instruments of any kind that are convertible into shares of WIC Common Stock.

  Section 3.5 Charter, Bylaws and Minute Books.  The copies of the Articles of
  ----------- --------------------------------
Association, Certificate of Incorporation and Bylaws of WNB and WIC that have been delivered to FFC are true, correct and complete. Except as previously disclosed to FFC in writing, the minute books of WNB and WIC that have been made available to FFC for inspection are true, correct and complete in all respects and accurately record the actions taken by the Boards of Directors and stockholders of WNB and WIC at the meetings documented in such minutes.

          Section 3.6 Financial Statements.  WNB and WIC have delivered to FFC
          ----------- --------------------
the following financial statements: (i) Consolidated Statements of Condition for WNB at December 31, 1995 and 1994 and Consolidated Statements of Income, Consolidated Statements of Changes in Shareholders' Equity, and Consolidated Statements of Cash Flows of WNB for the years ended December 31, 1995 and 1994 certified by Petroni & Associates, and set forth in the 1995 Annual Report to WNB's stockholders; and (ii) a Consolidated Statement of Condition of WNB at June 30, 1996 and Consolidated Statements of Income, Consolidated Statements of Changes in Shareholders' Equity and Consolidated Statements of Cash Flows of WNB for the six-month period ended June 30, 1996, (the aforementioned Consolidated Statement of Condition as of June 30, 1996 being hereinafter referred to as the "WNB Balance Sheet"). Each of the foregoing financial statements fairly present the consolidated financial condition, assets and liabilities, and results of operations of WNB and WIC at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto and subject, in the case of the interim financial statements contained in WNB's above-mentioned Quarterly Report, to normal recurring year-end adjustments, which are not material in any case or in the aggregate.

          Section 3.7 Absence of Undisclosed Liabilities.  Except as disclosed
          ----------- ----------------------------------
in Schedule 3.7, or as reflected, noted or adequately reserved against in the
   ------------
WNB Balance Sheet, as at June 30, 1996, WNB had no consolidated liabilities (whether accrued, absolute, contingent or otherwise) which were required to be reflected, noted or reserved against in the WNB Balance Sheet under generally accepted accounting principles or which were in any case or in the aggregate material. Except as disclosed in
Schedule 3.7, WNB and WIC have not incurred, since June 30, 1996, any such
------------
liability, other than liabilities of the same nature as those set forth in the WNB Balance Sheet, all of which have been reasonably incurred in the Ordinary Course of Business. For purposes of this Agreement, the term "Ordinary Course of Business" shall mean the ordinary course of business consistent with WNB's and WIC's customary business practices.

          Section 3.8 Absence of Changes.  Since June 30, 1996, WNB and WIC have
          ----------- ------------------
conducted their businesses in the Ordinary Course of Business and, except as disclosed in Schedule 3.8, neither WNB nor WIC have undergone any changes in its
             ------------
condition (financial or otherwise), assets, liabilities, business or operations, other than changes in the Ordinary Course of Business, which have not been, in the aggregate, materially adverse as to WNB and WIC.

          Section 3.9 Dividends, Distributions and Stock Purchases.  Except as
          ----------- --------------------------------------------
disclosed in Schedule 3.9, since January 1, 1996, WNB has not declared, set
             ------------
aside, made or paid any dividend or other distribution in respect of the WNB Common Stock, or purchased, issued or sold any shares of WNB Common Stock or WIC Common Stock.

          Section 3.10 Taxes.  WNB and WIC have filed all federal, state,
          ------------ -----
county, municipal and foreign tax returns, reports and declarations which are required to be filed by them or either of them as of June 30, 1996. Except as disclosed in Schedule 3.10: (i) WNB has paid all taxes, penalties and interest
             -------------
which have become due pursuant thereto or which became due pursuant to federal, state, county, municipal or foreign tax laws applicable to the periods covered by the foregoing tax returns, (ii) neither WNB nor WIC have received any notice of deficiency or assessment of additional taxes, and no tax audits are in process; and (iii) the Internal Revenue Service (the "IRS") has not commenced or given notice of an intention to commence any examination or audit of the federal income tax returns of WNB for any year through and including the year ended December 31, 1995. Except as disclosed in Schedule 3.10, neither WNB nor WIC
                                           -------------
have granted any waiver of any statute of limitations or otherwise agreed to any extension of a period for the assessment of any federal, state, county, municipal or foreign income tax. Except as disclosed in Schedule 3.10, the
                                                         -------------
accruals and reserves reflected in the WNB Balance Sheet are adequate to cover all taxes (including interest and penalties, if any, thereon) that are payable or accrued as a result of WNB's consolidated operations for all periods prior to the date of such Balance Sheet.

          Section 3.11 Title to and Condition of Assets.  Except as disclosed in
          ------------ --------------------------------
Schedule 3.11; WNB and WIC have good and marketable title to all consolidated
-------------
real and personal properties and assets reflected in the WNB Balance Sheet or acquired subsequent to June 30, 1996 (other than property and assets disposed of in the Ordinary Course of Business), free and clear of all liens or encumbrances of any kind whatsoever; provided, however, that the representations and
                        --------  -------
warranties contained in this sentence do not cover liens or encumbrances that:
(i) are reflected in the WNB Balance Sheet or in Schedule 3.11; (ii) represent
                                                 -------------
liens of current taxes not yet due or which, if due, may be paid without penalty, or which are being contested in good faith by appropriate proceedings; and (iii) represent such imperfections of title, liens, encumbrances, zoning requirements and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties and assets subject thereto. The structures and other improvements to real estate, furniture, fixtures and equipment reflected in the WNB Balance Sheet or acquired subsequent to June 30, 1996: (A) are in good operating condition and repair (ordinary wear and tear excepted), and (B) comply in all material respects with all applicable laws, ordinances and regulations, including without limitation all building codes, zoning ordinances and other similar laws, except where any noncompliance would not materially detract from the value, or interfere with the present or proposed use, of such structures, improvements, furniture, fixtures and equipment. WNB and WIC own or has the right to use all real and personal properties and assets that are material to the conduct of their respective businesses as presently conducted.

          Section 3.12 Contracts.  Each written or oral contract entered into by
          ------------ ---------
WNB or WIC (other than contracts with customers reasonably entered into by WNB or WIC in the Ordinary Course of Business) which involves aggregate payments or receipts in excess of $100,000 per year, including without limitation every employment contract, employee benefit plan, agreement, lease, license, indenture, mortgage and other commitment to which WNB or WIC is a party or by which either WNB, WIC or any of their properties may be bound (collectively referred to herein as "Material Contracts") is identified in Schedule 3.12.
                                                             -------------
Except as disclosed in Schedule 3.12, all Material Contracts are valid and in
                       -------------
full force and effect, and all parties thereto have in all material respects performed all obligations required to be performed by them to date and are not in default in any material respect. Schedule 3.12 identifies all Material
                                     -------------
Contracts which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation of the transactions contemplated herein.

          Section 3.13 Litigation and Governmental Directives.  Except as
          ------------ --------------------------------------
disclosed in Schedule 3.13,  (i) there is no litigation, investigation or
             -------------
proceeding pending, or to the knowledge of WNB threatened, that involves WNB, WIC or any of their properties and that, if determined adversely, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of WNB or WIC; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or arbitration tribunal issued against or with the consent of WNB or WIC that materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of WNB, WIC or that in any manner restrict the right of WNB or WIC to carry on their businesses as presently conducted taken as a whole; and (iii) neither WNB nor WIC is aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to WNB or WIC , would materially and adversely affect the consolidated condition (financial or otherwise), assets, liabilities, business, operations or future prospects of WNB or WIC or would restrict in any manner the right of WNB or WIC to carry on their businesses as presently conducted taken as a whole. All litigation (except for bankruptcy proceedings in which WNB or WIC have filed proofs of claim) in which WNB or WIC is involved as a plaintiff (other than routine collection and foreclosure suits initiated in the Ordinary Course of Business in which the amount sought to be recovered is less than $25,000) is identified in Schedule
                                                                     --------
3.13.
----

          Section 3.14 Compliance with Laws; Governmental Authorizations.
          ------------ -------------------------------------------------
Except as disclosed in Schedule 3.14 or where noncompliance would not have a
                       -------------
material and adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of WNB or WIC: (i) WNB and WIC are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to WNB and WIC or to any of their properties; and (ii) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of WNB or WIC as presently conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or threatened which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.

          Section 3.15 Insurance.  All policies of insurance relating to WNB's
          ------------ ---------
and WIC's operations (except for title insurance policies), including without limitation all financial institutions bonds, held by or on behalf of WNB or WIC are listed in Schedule 3.15. All such policies of insurance are in full force
              -------------
and effect, and no notices of cancellation have been received in connection therewith.

          Section 3.16 Financial Institutions Bonds.  Since January, 1989, WNB
          ------------ ----------------------------
has continuously maintained in full force and effect one or more financial institutions bonds listed in Schedule 3.16 insuring WNB against acts of
                             -------------
dishonesty by each of its employees. No claim has been made under any such bond and WNB is not aware of any fact or condition presently existing which might form the basis of a claim under any such bond. WNB has no reason to believe that its present financial institutions bond or bonds will not be renewed by its carrier on substantially the same terms as those now in effect.

          Section 3.17 Labor Relations and Employment Agreements.  Neither WNB
          ------------ -----------------------------------------
nor WIC is a party to or bound by any collective bargaining agreement. WNB and WIC enjoy good working relationships with their employees, and there are no labor disputes pending, or to the knowledge of WNB or WIC threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of WNB or WIC. Except as disclosed in
Schedule 3.17, neither WNB nor WIC has employment contract, severance agreement,
-------------
deferred compensation agreement, consulting agreement or similar obligation (an "Employment Obligation") with any director, officer, employee, agent or consultant, and all such persons are serving at the will and pleasure of WNB or WIC, as the case may be. Except as disclosed in Schedule 3.17, as of the
                                                 -------------
Effective Date (as defined in Section 10.2 herein), neither WNB nor WIC will have any liability for employee termination rights arising out of any Employment Obligation.

          Section 3.18 Employee Benefit Plans.  All employee benefit plans,
          ------------ ----------------------
contracts or arrangements to which WNB or WIC is a party or by which WNB or WIC is bound, including without limitation all pension, retirement, deferred compensation, incentive, bonus, profit sharing, stock purchase, stock option, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts or arrangements, are identified in Schedule 3.18. WNB's retirement
                                             -------------
savings plan, a contributory defined contribution plan (the "WNB 401(k) Plan") is exempt from tax under Sections 401 and 501 of the Internal Revenue Code of 1986, as amended (the "Code"), has been maintained and operated in material compliance with all applicable provisions of the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No "prohibited transaction" (as such term is defined in the Code or in ERISA) has occurred in respect of the WNB 401(k) Plan or any other employee benefit plan, including, without limitation, WNB's nonqualified deferred compensation plan, nonqualified salary continuation agreement and severance pay plan (all "employee benefit pension plans" and all "employee welfare benefit plans", as those terms are defined in ERISA, of WNB and WIC being collectively referred to herein as "WNB Benefit Plans" and individually as a "WNB Benefit Plan"), to which WNB or WIC is a party or by which WNB or WIC is bound. There have been no material breaches of fiduciary duty by any fiduciary under or with respect to the WNB 401(k) Plan or any other WNB Benefit Plan, and no claim is pending or threatened with respect to any WNB Benefit Plan other than claims for benefits made in the Ordinary Course of Business. Neither WNB nor WIC has incurred any material liability for any tax imposed by Section 4975 of the Code or for any penalty imposed by the Code or by ERISA with respect to the WNB 401(k) Plan or any other WNB Benefit Plan. There has not been any audit of any WNB Benefit Plan by the Department of Labor, the IRS or the PBGC since January 1, 1989.

          Section 3.19 Related Party Transactions.  Except as disclosed in
          ------------ --------------------------
Schedule 3.19, neither WNB nor WIC has any contract, extension of credit,
-------------
business arrangement or other relationship of any kind with any of the following persons: (i) any executive officer or director (including any person who has served in such capacity since January 1, 1994) of WNB or WIC; (ii) any stockholder owning five percent (5%) or more of the outstanding WNB Common Stock; and (iii) any "associate" (as defined in Rule 405 of the SEC) of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee or five percent (5%) or greater equity owner. Each such contract or extension of credit disclosed in Schedule 3.19, except as
                                                  -------------
otherwise specifically described therein, has been made in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms' length transactions with other persons that do not involve more than a normal risk of collectability or present other unfavorable features.

          Section 3.20 No Finder.  Except as disclosed in Schedule 3.20, neither
          ------------ ---------                          -------------
WNB nor WIC has paid or become obligated to pay any fee or commission of any kind whatsoever to any broker, finder, advisor or other intermediary for, on account of or in connection with the transactions contemplated in this Agreement.

          Section 3.21 Complete and Accurate Disclosure.  Neither this Agreement
          ------------ --------------------------------
(insofar as it relates to WNB, WIC, WNB Common Stock, WIC Common Stock, and the involvement of WNB in the transactions contemplated hereby) nor any financial statement, schedule (including without limitation its Schedules to this Agreement), certificate, or other statement or document delivered by WNB or WIC to FFC in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by WNB and WIC to FFC in connection with the Registration Statement (as defined in Section 6.1(b) herein), both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

          Section 3.22 Environmental Matters.  Except as disclosed in Schedule
          ------------ ---------------------                          --------
3.22, neither WNB nor WIC has knowledge that any environmental contaminant,
----
pollutant, toxic or hazardous waste or other similar substance has been generated, used, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by WNB or WIC. In particular, without limiting the generality of the foregoing sentence, except as disclosed in Schedule 3.22, neither WNB nor WIC
                                           -------------
has any knowledge that: (i) any materials containing asbestos have been used or incorporated in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by WNB or WIC; (ii) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's are or have been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by WNB or WIC; or (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous wastes or similar substances are or have ever been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by WNB or WIC.

          Section 3.23 Proxy Statement/Prospectus.  At the time the Proxy
          ------------ --------------------------
Statement/Prospectus (as defined in Section 6.1(b) herein) is mailed to the stockholders of WNB and at all times subsequent to such mailing, up to and including the Effective Date, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to WNB, WIC, WNB Common Stock, WIC Common Stock and all actions taken and statements made by WNB and WIC in connection with the transactions contemplated herein (except for information provided by FFC to WNB) will: (i) comply in all material respects with applicable provisions of the Securities Act of 1933, as amended (the "1933 Act"), and the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the applicable rules and regulations of the Securities and Exchange Commission (the "SEC") or the Office of the Comptroller of the Currency ("the OCC") thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

          Section 3.24 SEC Filings.  No registration statement, offering
          ------------ -----------
circular, proxy statement, schedule or report filed and not withdrawn, since December 31, 1993, by WNB with the SEC or the OCC under the 1933 Act or the 1934 Act, on the date of effectiveness (in the case of any registration statement or offering circular) or on the date of filing (in the case of any report or schedule) or on the date of mailing (in the case of any proxy statement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          Section 3.25 Reports.  WNB and WIC  have filed all material reports,
          ------------ -------
registrations and statements that are required to be filed with the OCC, Federal Reserve Board, the Federal Deposit Insurance Corporation (the "FDIC"), the New Jersey Department of Banking and any other applicable federal, state or local governmental or regulatory authorities and such reports, registrations and statements referred to in this Section 3.25 were, as of their respective dates, in compliance in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which they were filed; provided, however, that the failure to file any such report, registration, or statement or the failure of any report, registration or statement to comply with the applicable regulatory standard shall not be cleared to be breach of the foregoing representation unless such failure has or may have a material adverse impact on WNB or WIC on a consolidated basis. WNB has furnished FFC with, or made available to FFC, copies of all such filings made in the last three fiscal years and in the period from January 1, 1996 through the date of this Agreement. The WNB Common Stock is traded in the over-the-counter market.

          Section 3.26 Loan Portfolio of WNB.
          ------------ ---------------------

               (a) Attached hereto as Schedule 3.26 is a list of (w) all
                                      -------------
outstanding commercial relationships, i.e. commercial loans, commercial loan commitments and commercial letters of credit, of WNB with an aggregate principal amount in excess of $500,000, (x) all loans of WNB classified by WNB or any regulatory authority as "Substandard," "Doubtful" or "Loss," (y) all commercial and mortgage loans of WNB classified as "non-accrual," and (z) all commercial loans of WNB classified as "in substance foreclosed."

               (b) WNB has adequately reserved for or charged off loans in accordance with applicable regulatory requirements and WNB's reserve for loan losses is adequate in all material respects.

          Section 3.27 Investment Portfolio.  Attached hereto as Schedule 3.27
          ------------ --------------------                      -------------
is a list of all securities held by WNB and WIC for investment, showing the principal amount, book value and market value of each security as of a recent date, and of all short-term investments held by it as of June 30, 1996. These securities are free and clear of all liens, pledges and encumbrances, except as shown on Schedule 3.27.
         -------------

          Section 3.28 Regulatory Examinations.
          ------------ -----------------------

               (a) Within the past five years, except for normal examinations conducted by a regulatory agency in the regular course of the business of WNB or WIC, no regulatory agency has initiated any proceeding or investigation into the business or operations of WNB. Neither WNB nor WIC has received objection from any regulatory agency to WNB's or WIC's response to any violation, criticism or exception with respect to any report or statement relating to any examinations of WNB and WIC which would have a materially adverse effect on WNB.

               (b) Neither WNB nor WIC will be required to divest any assets currently held by it or discontinue any activity currently conducted as a result of the Federal Deposit Insurance Corporation Improvement Act of 1991, any regulations promulgated thereunder, or otherwise which would have a materially adverse effect on WNB and WIC on a consolidated basis.


                                 ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF FFC
                     -------------------------------------

          FFC represents and warrants to WNB, as of the date of this Agreement and as of the date of the Closing, as follows:

          Section 4.1 Authority.  The execution and delivery of this Agreement
          ----------- ---------
and the consummation of the transactions contemplated herein have been authorized by the Board of Directors of FFC, and no other corporate action on the part of FFC is necessary to authorize this Agreement or the consummation by FFC of the transactions contemplated herein. This Agreement has been duly executed and delivered by FFC and, assuming due authorization, execution and delivery by WNB, constitutes a valid and binding obligation of FFC. The execution, delivery and consummation of this Agreement will not constitute a violation or breach of or default under the Articles of Incorporation or Bylaws of FFC or any statute, rule, regulation, order, decree, directive, agreement, indenture or other instrument to which FFC is a party or by which FFC or any of its properties are bound.

          Section 4.2 Organization and Standing.  FFC is a business corporation
          ----------- -------------------------
that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. FFC is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and has full power and lawful authority to own and hold its properties and to carry on its present business.

          Section 4.3 Capitalization.  The authorized capital of FFC consists
          ----------- --------------
exclusively of 100,000,000 shares of FFC Common Stock and 10,000,000 shares of preferred stock without par value (the "FFC Preferred Stock"). There are validly issued 32,985,637 shares of FFC Common Stock as of the date of this Agreement, of which 32,980,497 shares are outstanding, fully paid and non-assessable and 5,140 shares are held as treasury shares. No shares of FFC Preferred Stock have been issued as of the date of this Agreement, and FFC has no present intention to issue any shares of FFC Preferred Stock. As of the date of this Agreement, there are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of FFC Common Stock or shares of FFC Preferred Stock and there are no outstanding securities or other instruments of any kind convertible into shares of FFC Common Stock or into shares of FFC Preferred Stock, except as follows: (i) 868,141 shares of FFC Common Stock are issuable upon the exercise of outstanding stock options granted under the FFC Incentive Stock Option Plan and the FFC Employee Stock Purchase Plan and (ii) there are outstanding 32,980,497 Rights representing the right under certain circumstances to purchase shares of FFC Common Stock pursuant to the terms of a Rights Agreement, dated June 20, 1989, entered into between FFC and Fulton Bank and (iii) shares of FFC Common Stock reserved from time to time for issuance pursuant to FFC's Employee Stock Purchase and Dividend Reinvestment Plans.

          Section 4.4 Articles of Incorporation and Bylaws.  The copies of the
          ----------- ------------------------------------
Articles of Incorporation, as amended, and of the Bylaws, as amended, of FFC that have been delivered to WNB are true, correct and complete.

          Section 4.5 Subsidiaries.  Schedule 4.5 contains a list of all
          ----------- ------------   ------------
subsidiaries ("Subsidiaries") which FFC owns, directly or indirectly. Except as otherwise disclosed on Schedule 4.5: (i) FFC owns, directly or indirectly, all
                       ------------
of the outstanding shares of capital stock of each Subsidiary, and (ii) as of the date of this Agreement: (A) there are no outstanding obligations, options or rights of any kind entitling persons (other than FFC or any Subsidiary) to acquire shares of capital stock of any Subsidiary, and (B) there are no outstanding securities or other instruments of any kind held by persons (other than FFC or any Subsidiary) that are convertible into shares of capital stock of any Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction pursuant to which it is incorporated. Each Subsidiary has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. Each Subsidiary which is a banking institution is an insured bank under the provisions of the FDI Act.

          Section 4.6 Financial Statements.  FFC has delivered to WNB the
          ----------- --------------------
following financial statements: (i) Consolidated Balance Sheets, Consolidated Statements of Income, Consolidated Statements of Shareholders' Equity, and Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1994 and 1993, certified by Arthur Andersen LLP and set forth in the Annual Report to the shareholders of FFC for the year ended December 31, 1995; and (ii) Consolidated Balance Sheets as of June 30, 1996 and December 31, 1995, Consolidated Statements of Income for the three-month and six-month periods ended June 30, 1996 and Consolidated Statements of Cash Flows for the six months ended June 30, 1996 and 1995,as filed with the SEC in a Quarterly Report on Form 10-Q (the Consolidated Balance Sheet as of June 30, 1996 being hereinafter referred to as the "FFC Balance Sheet"). Each of the foregoing financial statements fairly presents the consolidated financial position, assets, liabilities and results of operations of FFC at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto and subject, in the case of the interim financial statements contained in FFC's above-mentioned Quarterly Report, to normal recurring year-end adjustments, which are not material in any case or in the aggregate.

          Section 4.7 Absence of Undisclosed Liabilities.  Except as disclosed
          ----------- ----------------------------------
in Schedule 4.7 or as reflected, noted or adequately reserved against in the FFC
   ------------
Balance Sheet, at June 30, 1996 FFC had no material liabilities (whether accrued, absolute, contingent or otherwise) which are required to be reflected, noted or reserved against therein under generally accepted accounting principles or which are in any case or in the aggregate material. Except as described in
Schedule 4.7, since June 30, 1996 FFC has not incurred any such liability other
------------
than liabilities of the same nature as those set forth in the FFC Balance Sheet, all of which have been reasonably incurred in the ordinary course of business.

          Section 4.8 Absence of Changes.  Since June 30, 1996, there has not
          ----------- ------------------
been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC.

          Section 4.9 Litigation and Governmental Directives.  Except as
          ----------- --------------------------------------
disclosed in Schedule 4.9:  (i) there is no litigation, investigation or
             ------------
proceeding pending, or to the knowledge of FFC threatened, that involves FFC or its properties and that, if determined adversely to FFC, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or of any arbitration tribunal against FFC which materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted; and
(iii) FFC is not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to

FFC, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted.

          Section 4.10 Compliance with Laws; Governmental Authorizations.
          ------------ -------------------------------------------------
Except as disclosed in Schedule 4.10 or where noncompliance would not have a
                       -------------
material and adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC: (i) FFC and each of its Subsidiaries are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to their respective operations and properties; and (ii) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the respective businesses of FFC and each of its Subsidiaries as presently conducted have been duly obtained and are in full force and effect, and there are not proceedings pending or threatened which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.

          Section 4.11 Complete and Accurate Disclosure.  Neither this Agreement
          ------------ --------------------------------
(insofar as it relates to FFC, FFC Common Stock, and the involvement of FFC in the transactions contemplated hereby) nor any financial statement, schedule (including, without limitation, its Schedules to this Agreement), certificate or other statement or document delivered by FFC to WNB in connection herewith contains any statement which, at the time and under the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by FFC to WNB in connection with the Registration Statement (as defined in Section 6.1(b)), both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order (i) to make the statements made not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

          Section 4.12 Labor Relations.  Neither FFC nor any of its Subsidiaries
          ------------ ---------------
is a party to or bound by any collective bargaining agreement. FFC and each of its Subsidiaries enjoy good working relationships with their employees, and there are no labor disputes pending, or to the knowledge of FFC or any Subsidiary threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of FFC.

          Section 4.13 Employee Benefits Plans.  FFC's contributory profit-
          ------------ -----------------------
sharings plan, defined benefits pension plan and 401(k) plan (hereinafter collectively referred to as the "FFC Pension Plans") are exempt from tax under Sections 401 and 501 of the Code, have been maintained and operated in compliance with all applicable provisions of the Code and ERISA, are not subject to any accumulated funding deficiency within the meaning of ERISA and the regulations promulgated thereunder, and do not have any outstanding liability to the PBGC. No "prohibited transaction" or "reportable event" (as such terms are defined in the Code or ERISA) has occurred with respect to the FFC Pension Plans or any other FFC employee benefit plan (each hereinafter called an "FFC Benefit Plan"). There have been no breaches of fiduciary duty by any fiduciary under or with respect to the FFC Pension Plans or any other FFC Benefit Plan. FFC has not incurred any liability for any tax imposed by Section 4975 of the Code or for any penalty imposed by the Code or by ERISA with respect to the FFC Pension Plans or any other FFC Benefit Plan.

          Section 4.14 Environmental Matters.  Except as disclosed in Schedule
          ------------ ---------------------                          --------
4.14 or as reflected, noted or adequately reserved against in the FFC Balance
----
Sheet, FFC has no knowledge of any material liability relating to any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance that has been used, generated, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation real estate acquired by means of foreclosure or other exercise of any creditor's right) or leased by FFC and which is required to be reflected, noted or adequately reserved against in FFC's consolidated financial statements under generally accepted accounting principles.

          Section 4.15 SEC Filings.  No registration statement, offering
          ------------ -----------
circular, proxy statement, schedule or report filed and not withdrawn, since December 31, 1991, by FFC with the SEC under the 1933 Act or the 1934 Act, on the date of effectiveness (in the case of any registration statement or offering circular) or on the date of filing (in the case of any report or schedule) or on the date of mailing (in the case of any proxy statement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Section 4.16 Proxy Statement/Prospectus.  At the time the Proxy
          ------------ --------------------------
Statement/Prospectus (as defined in Section 6.1(b)) is mailed to the stockholders of WNB and at all times subsequent to such mailing, up to and including the Effective Date, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to FFC,

FFC Common Stock, and actions taken and statements made by FFC in connection with the transactions contemplated herein (other than information provided by WNB to FFC), will: (i) comply in all material respects with applicable provisions of the 1933 Act and 1934 Act and the pertinent rules and regulations thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

          Section 4.17 Accounting Treatment.  To the best of FFC's knowledge
          ------------ --------------------
after reasonable investigation and consultation with its advisors, the Merger will qualify for pooling-of-interests accounting treatment.

                                  ARTICLE V
                               COVENANTS OF WNB
                               ----------------

          From the date of this Agreement until the Effective Date, WNB covenants and agrees to, and shall cause WIC to do the following:

          Section 5.1 Conduct of Business.  Except as otherwise consented to
          ----------- -------------------
by FFC in writing, which consent will not be unreasonably withheld, WNB and WIC shall: (i) use all reasonable efforts to carry on their respective businesses in, and only in, the Ordinary Course of Business; (ii) to the extent consistent with prudent business judgment, use all reasonable efforts to preserve their present business organizations, to retain the services of their present officers and employees, and to maintain their relationships with customers, suppliers and others having business dealings with WNB or WIC; (iii) maintain all of their structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty; (iv) use all reasonable efforts to preserve or collect all material claims and causes of action belonging to WNB or WIC; (v) keep in full force and effect all insurance policies now carried by WNB or WIC; (vi) perform in all material respects each of their obligations under all Material Contracts (as defined in Section 3.12 herein) to which WNB or WIC is a party or by which either of them may be bound or which relate to or affect its properties, assets and business; (vii) maintain their books of account and other records in the Ordinary Course of Business; (viii) comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, memoranda of understanding and other federal, state, and local governmental directives applicable to WNB or WIC and to the conduct of their businesses; (ix) not amend WNB's or WIC's Articles of Association, Certificate of Incorporation or Bylaws; (x) not enter into or assume any Material Contract, incur any material liability or obligation, or make any material commitment, except in the Ordinary Course of Business; (xi) except as permitted in subparagraph (xxiii) below, not make any material acquisition or disposition of any properties or assets or subject any of their properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever; (xii) not take or permit to be taken any action which would constitute a breach of any representation, warranty or covenant set forth in this Agreement; (xiii) except as permitted in Section 5.11 herein, not declare, set aside or pay any dividend or make any other distribution in respect of WNB Common Stock; (xiv) not authorize, purchase, redeem, issue or sell (or grant options or rights to purchase or sell) any shares of WNB Common Stock or any other equity or debt securities of WNB; (xv) not increase the rate of compensation of, pay a bonus or severance compensation to, establish or amend any WNB Benefit Plan (as defined in Section 3.18 herein) for, or enter into or amend any Employment Obligation (as defined in Section 3.17 herein) with, any officer, director, employee or consultant of WNB or WIC, except that WNB and WIC may grant reasonable salary increases and bonuses to their officers and employees in the Ordinary Course of Business to the extent consistent with their past practice; (xvi) not enter into any related party transaction of the kind contemplated in Section 3.19 herein except in the Ordinary Course of Business consistent with past practice (as disclosed on Schedule 3.19); (xvii) in determining the additions to loan loss reserves and the loan write-offs, writedowns and other adjustments that reasonably should be made by WNB with respect to its fiscal year ending December 31, 1996, WNB and WIC shall consult with FFC and shall act in accordance with generally accepted accounting principles and WNB's and WIC's customary business practices; (xviii) file with appropriate federal, state, local and other governmental agencies all tax returns and other material reports required to be filed, pay in full or make adequate provisions for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due on tax returns or by any taxing authorities and report all information on such returns truthfully, accurately and completely; (xix) not renew any existing contract for services, goods, equipment or the like or enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) that is or may reasonably be expected to have a material adverse effect on WNB and WIC except in the Ordinary Course of Business consistent with past practice (provided that FFC shall not unreasonably withhold its consent to such transactions); (xx) except with respect to existing plans related to the Mantua Township Branch, not make any capital expenditures other than in the Ordinary Course of Business or as necessary to maintain existing assets in good repair; (xxi) not make application for the opening or closing of any, or open or close any, branches or automated banking facility; (xxii) not make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the Ordinary Course of Business consistent with customary banking practice; (xxiii) not make purchases of securities for its investment portfolio without prior consultation with FFC; or (xxiv) not take any other action similar to the foregoing which would have the effect of frustrating the purposes of this Agreement or the Merger or cause the Merger not to qualify for pooling-of-interests accounting treatment or as a tax-free reorganization under
Section 368 of the Code.

          Section 5.2 Best Efforts.  WNB and WIC shall cooperate with FFC and
          ----------- ------------
shall use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VII of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, WNB and WIC shall: (i) cooperate with FFC in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement (as defined in Section 6.1(b)); (ii) call a meeting of its stockholders and take, in good faith, all actions which are necessary or appropriate on its part in order to secure the approval of this Agreement by its stockholders at that meeting; and
(iii) cooperate with FFC in making WNB's and WIC's employees reasonably available for training by FFC at WNB's facilities prior to the Effective Date, to the extent that such training is deemed reasonably necessary by FFC to ensure that WNB's facilities will be properly operated in accordance with FFC's policies after the Merger.

          Section 5.3 Access to Properties and Records.  WNB and WIC shall give
          ----------- --------------------------------
to FFC and its authorized employees and representatives (including without limitation its counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books, contracts, documents and records of WNB and WIC as FFC may reasonably request, subject to the obligation of FFC and its authorized employees and representatives to maintain the confidentiality of all nonpublic information concerning WNB and WIC obtained by reason of such access and subject to applicable law.

          Section 5.4 Subsequent Financial Statements.  Between the date of
          ----------- -------------------------------
signing of this Agreement and the Effective Date, WNB and WIC shall promptly prepare and deliver to FFC as soon as practicable all internal monthly and quarterly financial statements, all quarterly and annual reports to stockholders and all reports to regulatory authorities prepared by or for WNB or WIC (which additional financial statements and reports are hereinafter collectively referred to as the "Additional WNB Financial Statements"). The representations and warranties set forth in Sections 3.6, 3.7 and 3.8 shall apply to the Additional WNB Financial Statements.

          Section 5.5 Update Schedules.  WNB and WIC shall promptly disclose to
          ----------- ----------------
FFC in writing any change, addition, deletion or other modification to the information set forth in its Schedules hereto.

          Section 5.6 Notice.  WNB and WIC shall promptly notify FFC in writing
          ----------- ------
of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to FFC in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business operations or future prospects of WNB or WIC or restrict in any manner their respective abilities to carry on its business as presently conducted.

          Section 5.7 Other Proposals.  WNB and WIC shall not, nor shall they
          ----------- ---------------
permit any of their officers, directors, employees, agents, consultants or other representatives to: (i) solicit, initiate or encourage any proposal for a merger or other acquisition of WNB or WIC, or any material portion of their properties or assets, with or by any person other than FFC, or (ii) cooperate with, or furnish any nonpublic information concerning WNB or WIC to, any person in connection with such a proposal (an "Acquisition Proposal"); provided, however, that the obligations of WNB or WIC and their directors and other representatives under this Section 5.7 are subject to the limitation that the Board of Directors shall be free to take such action as the Board of Directors determines, in good faith, that in the exercise of its fiduciary duties, after receipt of a written opinion of outside counsel to that effect. WNB will notify FFC immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested, with respect to an Acquisition Proposal or potential Acquisition Proposal or if any Acquisition Proposal is received or indicated to be forthcoming.

          Section 5.8 Affiliate Letters.  WNB shall deliver or cause to be
          ----------- -----------------
delivered to FFC, at or before the Closing, a letter from each of the executive officers and directors of WNB (and shall use its best efforts to obtain and deliver such a letter from each stockholder of WNB) who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of WNB, in form and substance satisfactory to FFC, under the terms of which each such officer, director or stockholder acknowledges and agrees to abide by all limitations imposed by the 1933 Act and by all rules, regulations and releases promulgated thereunder by the SEC with respect to the sale or other disposition of the shares of FFC Common Stock to be received by such person pursuant to this Agreement.

          Section 5.9 No Purchases or Sales of FFC Common Stock During Price
          ----------- ------------------------------------------------------
Determination Period.  WNB and WIC shall not, and shall ensure that their
--------------------
executive officers and directors do not, and shall use their best efforts to ensure that each stockholder of WNB who may be deemed an "affiliate" (as defined in SEC Rules 145 and 405) of WNB does not, purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of FFC Common Stock or any options, rights or other securities convertible into shares of FFC Common Stock during the Price Determination Period.

          Section 5.10 Accounting Treatment.  WNB acknowledges that FFC
          ------------ --------------------
presently intends to treat the business combination contemplated by this Agreement as a "pooling-of-interests" for financial reporting purposes. WNB shall not take (and shall use its best efforts not to permit any of the directors, officers, employees, stockholders, agents, consultants or other representatives of WNB or WIC to take) any action that would preclude FFC from treating such business combination as a "pooling-of-interests" for financial reporting purposes.

          Section 5.11 Dividends.  WNB shall not declare or pay a cash dividend
          ------------ ---------
on the WNB Common Stock; provided, however, that WNB may declare and pay a dividend of up to $.21 per share of WNB Common Stock on (i) December 15, 1996;
(ii) March 15, 1997, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on April 15, 1997; (iii) June 15, 1997, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on July 15, 1997; and (iv) September 15, 1997, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on October 15, 1997 (it being the intent of FFC and WNB that WNB be permitted to pay a dividend on the WNB Common Stock on the dates indicated in subsections
(ii), (iii) and (iv) above only if the shareholders of WNB, upon becoming shareholders of FFC, would not be entitled to receive a dividend on the FFC Common Stock on the payment dates indicated in such subsections).

          Section 5.12 Employment Obligations.  Prior to the Effective Date,
          ------------ ----------------------
without the prior written consent of FFC, WNB shall not modify the terms of the Employment Obligations (as defined in Section 3.17) and neither WNB nor WIC shall create any new Employment Obligation.


                                 ARTICLE VI
                               COVENANTS OF FFC
                               ----------------

          From the date of this Agreement until the Effective Date, or until such later date as may be expressly stipulated in any Section of this Article VI, FFC covenants and agrees to do the following:

          Section 6.1 Best Efforts.  FFC shall cooperate with WNB and shall use
          ----------- ------------
its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VII of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, FFC agrees to do the following:

                (a)  Applications for Regulatory Approval:  FFC shall promptly
               ------------------------------------
prepare and file, with the cooperation and assistance of (and after review by) WNB and its counsel and accountants, all required applications for regulatory approval of the transactions contemplated by this Agreement, including without limitation an application for approval under the BHC Act, the National Bank Act, the New Jersey Banking Act of 1948, as amended, and the Pennsylvania Banking Code of 1965, as amended, as required;

          (b)  Registration Statement:  FFC shall promptly prepare, with the
               ----------------------
cooperation and assistance of (and after review by) WNB and its counsel and accountants, and file with the SEC and the OCC a registration statement (the "Registration Statement") and a proxy statement and prospectus which is prepared as a part thereof (the "Proxy Statement/Prospectus") for the purpose of registering the shares of FFC Common Stock to be issued to shareholders of WNB, and the soliciting the proxies of WNB's shareholders in favor of the Merger, under the provisions of this Agreement. FFC may rely upon all information provided to it by WNB and WIC in this connection and FFC shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement, or in the Proxy Statements/Prospectus, if such statement is made by FFC in reliance upon any information provided to FFC by WNB or WIC or by any of their officers, agents or representatives;

               (c)  State Securities Laws: FFC, with the cooperation and
                    ---------------------
assistance of WNB and its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to comply with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement;

               (d)  Stock Listing: FFC, with the cooperation and assistance of
                    -------------
WNB and its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to list the shares of FFC Common Stock to be issued in the Merger on NASDAQ; and

               (e) WNB Interim Bank. FFC shall organize WNB Interim Bank and
                   ----------------
cause WNB Interim Bank to be a party to this Agreement.

               (f) Accounting Treatment. FFC shall take no action which would
                   --------------------
have the effect of causing the Merger not to qualify for pooling-of-interests accounting treatment.

          Section 6.2 Access to Properties and Records.  FFC shall give to WNB
          ----------- --------------------------------
and to its authorized employees and representatives (including without limitation WNB's counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books, contracts, documents and records of FFC as WNB may reasonably request, subject to the obligation of WNB and its authorized employees and representatives to maintain the confidentiality of all nonpublic information concerning FFC obtained by reason of such access.

          Section 6.3 Subsequent Financial Statements.  Between the date of
          ----------- -------------------------------
signing of this Agreement and the Effective Date, FFC shall promptly prepare and deliver to WNB as soon as practicable each Quarterly Report to FFC's shareholders and any Annual Report to FFC's shareholders normally prepared by FFC. The representations and warranties set forth in Sections 4.5, 4.6 and 4.7 herein shall apply to the financial statements (hereinafter collectively referred to as the "Additional FFC Financial Statements") set forth in the foregoing Quarterly Reports and any Annual Report to FFC's shareholders.

          Section 6.4 Update Schedule.  FFC shall promptly disclose to WNB in
          ----------- ---------------
writing any change, addition, deletion or other modification to the information set forth in its Schedule to this Agreement.

          Section 6.5 Notice.  FFC shall promptly notify WNB in writing of any
          ----------- ------
actions, claims, investigations or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to WNB in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted.

          Section 6.6 Employment Arrangements.
          ----------- -----------------------

               (a) From and after the Effective Date, FFC shall cause WNB: (i) to satisfy each of the Employment Obligations (as defined in Section 3.17 herein), and (ii) to satisfy WNB's obligations under the WNB Benefit Plans.

               (b) On and after the Effective Date for a period of at least five
(5) years, FFC shall cause WNB to (i) pay compensation to each person who was employed by WNB or WIC as of the Effective Date and who continues to be employed by WNB on or after the Effective Date, that is at least equal to the aggregate compensation that such person was receiving from WNB or WIC prior to the Effective Date, (ii) WNB shall provide employee benefits, including under the WNB Benefit Plans, to each such person who is a full-time employee, on and after the Effective Date, that are substantially equivalent in the aggregate to the employee benefits that such person was receiving as a full-time employee from WNB prior to the Effective Date, and (iii) WNB shall provide employee benefits to each such person who is a part-time employee, on or after the Effective Date, that are the same as the employee benefits that are being received at the applicable time by part-time employees of other banking Subsidiaries owned by FFC.

          Section 6.7 No Purchase or Sales of FFC Common Stock During Price
          ----------- -----------------------------------------------------
Determination Period.  Neither FFC nor any Subsidiary of FFC, nor any executive
--------------------
officer or director of FFC or any Subsidiary of FFC, nor any shareholder of
FFC who
may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of FFC, shall purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of FFC Common Stock or any options, rights or other securities convertible into shares of FFC Common Stock during the Price Determination Period; provided, however, that FFC may purchase shares
                                --------  -------
of FFC Common Stock in the ordinary course of business during the Price Determination Period pursuant to FFC's Benefit Plans or FFC's dividend reinvestment plan.

     Section 6.8 Appointment of FFC Director.  FFC shall, on or promptly after
     ----------- ---------------------------
the Effective Date, appoint to FFC's Board of Directors one of WNB's current directors (designated, subject to the reasonable approval of FFC, by vote of WNB's Board of Directors prior to the Effective Date) to serve as a director of FFC. During the five-year period after the Effective Date, the FFC Board of Directors shall nominate such designee for election, and support his election, at each annual meeting of shareholders of FFC at which such designee's term expires. During such period, in the event such designee shall cease to serve as a director of FFC, the Board of Directors of WNB shall have the right to designate one other person then serving on as a director of WNB to serve as a director of FFC (subject to the concurrence of FFC as to the person designated).

     Section 6.9 Continuation of WNB's Structure, Name and Directors.  For a
     ----------- ---------------------------------------------------
period of five (5) years after the Effective Date, FFC shall (subject to the right of FFC to terminate its obligations under this Section 6.9 as a result of regulatory considerations, safe and sound banking practices or the exercise of their fiduciary duties by FFC's directors) (i) preserve the business structure of WNB as a national banking association;; (ii) preserve the present name of WNB; and (iii) continue in office the present directors of WNB who indicate their desire to serve (the "WNB Continuing Directors"), provided, that (A) each
                                                        --------
non-employee WNB Continuing Director shall continue to receive director's fees from WNB of $10,000 per director annually and shall continue to receive such other incidental benefits as he was receiving from WNB prior to the Effective Date (such benefits being previously disclosed to FFC), and (B) each WNB Continuing Director who has reached the age of 70 as of the Effective Date, or who reaches such age within three (3) years thereafter, shall be permitted to serve for a period of three (3) years after the Effective Date before becoming subject to FFC's mandatory retirement rules for directors. Notwithstanding anything herein to the contrary, the WNB Continuing Directors, in their exercise of their fiduciary duty as to the best interests of WNB and FFC, may, by a majority vote of such directors, modify or waive any or all of the foregoing provisions in this Section 6.9.

                                  ARTICLE VII
                             CONDITIONS PRECEDENT
                             --------------------

          Section 7.1 Common Conditions.  The obligations of the parties to
          ----------- -----------------
consummate this Agreement shall be subject to the satisfaction of each of the following common conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived in accordance with the provisions of Section 8.4 herein:

               (a)  Stockholder Approval:  This Agreement shall have been duly
                    --------------------
authorized, approved and adopted by the stockholders of WNB.

               (b)  Regulatory Approvals: The approval of each federal and state
                    --------------------
regulatory authority having jurisdiction over the transactions contemplated by this Agreement, including without limitation, the Federal Reserve Board, the OCC, the New Jersey Department of Banking, the Pennsylvania Department of Banking and the Maryland Bank Commissioner, shall have been obtained and all applicable waiting and notice periods shall have expired, subject to no terms or conditions which would (i) require or could reasonably be expected to require
(A) any divestiture by FFC of a portion of the business of FFC, or any subsidiary of FFC or (B) any divestiture by WNB or WIC of a portion of their businesses which FFC in its good faith judgment believes will have a significant adverse impact on the business or prospects of WNB or WIC, as the case may be, or (ii) impose any condition upon FFC, or any of its subsidiaries, which in FFC's good faith judgment (x) would be materially burdensome to FFC and its subsidiaries taken as a whole, (y) would significantly increase the costs incurred or that will be incurred by FFC as a result of consummating the Merger or (z) would prevent FFC from obtaining any material benefit contemplated by it to be attained as a result of the Merger.

               (c) Stock Listing. The shares of FFC Common Stock to be issued in
                   -------------
the Merger shall have been authorized for listing on NASDAQ.

               (d) Tax Opinion. Each of FFC and WNB shall have received an
                   -----------
opinion of FFC's counsel, Barley, Snyder, Senft & Cohen, LLP, reasonably acceptable to FFC and WNB, addressed to FFC and WNB, with respect to federal tax laws or regulations, to the effect that:

                   (1) The Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Code;

                   (2) No gain or loss will be recognized by FFC, WNB Interim Bank or WNB by reason of the Merger;

                   (3) The bases of the assets of WNB immediately after the Merger will be the same as the bases of such assets immediately prior to the Merger;

                   (4) The holding period of the assets of WNB immediately after the Merger will include the period during which such assets were held by WNB prior the Merger;

                   (5) A holder of WNB Common Stock who receives shares of FFC Common Stock in exchange for his WNB Common Stock pursuant to the reorganization (including fractional shares of FFC Common Stock deemed issued as described below) will not recognize any gain or loss upon the exchange;

                   (6) A holder of WNB Common Stock who receives cash in lieu of a fractional share of FFC Common Stock will be treated as if he received a fractional share of FFC Common Stock pursuant to the reorganization and FFC then redeemed such fractional share for the cash. The holder of WNB Common Stock will recognize capital gain or loss on the constructive redemption of the fractional share in an amount equal to the difference between the cash received and the adjusted basis of the fractional share;

                   (7) The tax basis of the FFC Common Stock to be received by the shareholders of WNB pursuant to the terms of this Agreement will be equal to the tax basis of the WNB Common Stock surrendered in exchange therefor, decreased by the amount of cash received and increased by the amount of any gain (and by the amount of any dividend income) recognized on the exchange; and

                   (8) The holding period of the shares of FFC Common Stock to be received by the shareholders of WNB will include the period during which they held the shares of WNB Common Stock surrendered, provided the shares of WNB Common Stock are held as a capital asset on the date of the exchange.

               (e)  Registration Statement: The Registration Statement (as
                    ----------------------
defined in Section 6.1(b), including any amendments thereto) shall have been declared effective by the SEC; the Proxy Statement/Prospectus shall have received regulatory clearance from the OCC, the information contained in the Registration Statement and the Proxy Statement/Prospectus shall be true, complete and correct in all material respects as of the date of mailing of the Proxy Statement/Prospectus (as defined in Section 6.1(b)) to the shareholders of WNB; regulatory clearance for the offering contemplated by the Registration Statement (the "Offering") shall have been received from each federal and state regulatory authority having jurisdiction over the Offering; and no stop order shall have been issued and no proceedings shall have been instituted or threatened by any federal or state regulatory authority to suspend or terminate the effectiveness of the Registration Statement or the Offering.

               (f)  No Suits:  No action, suit or proceeding shall be pending or
                    --------
threatened before any federal, state or local court or governmental authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transactions contemplated by this Agreement; provided, however, that if FFC agrees to defend and indemnify WNB and
           --------  -------
their respective officers and directors with regard to any such action, suit or proceeding pending or threatened against them or any of them, then such pending or threatened action, suit or proceeding shall not be deemed to constitute the failure of a condition precedent to the obligation of WNB to consummate this Agreement.

          Section 7.2 Conditions Precedent to Obligations of FFC.  The
          ----------- ------------------------------------------
obligations of FFC to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by FFC in accordance with the provisions of Section 8.4 herein:

               (a)  Accuracy of Representations and Warranties:  All of the
                    ------------------------------------------
representations and warranties of WNB as set forth in this Agreement, all of the information contained in the Schedules hereto and all WNB Closing Documents (as defined in Section 7.2(i)) shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date); provided, that, without limiting the generality of the foregoing clause,
       --------
a "material" deviation from the accuracy of WNB's representations and warranties shall be deemed to exist for purposes of this Section 7.2(a) if, as of the Closing, FFC shall have discovered information not previously disclosed in WNB's Schedules or in the WNB Balance Sheet indicating that WNB or WIC has incurred or will incur costs, expenses, losses and/or liabilities which would have a material impact on WNB's financial condition or operating results.

               (b)  Covenants Performed: WNB shall have performed or complied in
                    -------------------
all material respects with each of the covenants required by this Agreement to be performed or complied with by it.

               (c)  Opinion of Counsel for WNB: FFC shall have received an
                    --------------------------
opinion, dated the Effective Date, from Muldoon, Murphy & Faucette, counsel to WNB, in substantially the form of Exhibit D hereto. In rendering any such
                                  ---------
opinion, such counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of WNB, FFC, affiliates of the foregoing, and others.

               (d)  Affiliate Agreements. Shareholders of WNB who are or will be
                    --------------------
affiliates of WNB or FFC for the purposes of Accounting Series Release No. 135 and the 1933 Act shall have entered into agreements with FFC, in form and substance satisfactory to FFC, reasonably necessary to assure (i) the ability of FFC to use pooling-of-interests accounting for the Merger; and (ii) compliance with Rule 145 under the 1933 Act.

               (e)  Financial Confirmation: FFC (together with its accountants,
                    ----------------------
if the advice of such accountants is deemed necessary or desirable by FFC) shall have established to its reasonable satisfaction that the WNB Balance Sheet fairly presents the financial condition, assets and liabilities of WNB as at June 30, 1996, and that, since December 31, 1995, there has not been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of WNB. In particular, without limiting the generality of the foregoing sentence, the Additional WNB Financial Statements (as defined in Section 5.4) shall indicate that the consolidated financial condition, assets, liabilities and results of operations of WNB as of the respective dates reported therein do not vary adversely in any material respect from the consolidated financial condition, assets, liabilities and results of operations presented in the WNB Balance Sheet. For purposes of this Section 7.2(f), the terms "material and adverse change" and "vary adversely in any material respect" shall mean any change or changes that would result, in a material adverse effect upon (A) the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of WNB, or (B) the ability of WNB to consummate the transactions contemplated by this Agreement; it being understood that such definition shall not include: (i) a change with respect to, or effect on, the WNB resulting from a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles, (ii) a change with respect to, or effect on, WNB resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement or the transactions contemplated hereby which are substantially consistent with the estimates thereof provided to FFC; or (iii) a change with respect to, or effect on, the WNB resulting from any other matter affecting depository institutions generally including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates.

               (f) Accountants' Letter. At its option, FFC shall have received a
                   -------------------
"comfort" letter from the independent certified public accountants for WNB, dated (i) the effective date of the Registration Statement and (ii) the effective date, in each case substantially to the effect that:

                   (1) it is a firm of independent public accounts with respect to WNB and its subsidiaries within the meaning of the 1933 Act and the rules and regulations of the SEC thereunder;

                   (2) in its opinion the audited financial statements of WNB examined by it and included in the Registration Statement comply as to form in all material respects with the applicable requirements of the 1933 Act and the applicable published rules and regulations of the SEC thereunder with respect to registration statements on the form employed; and

                   (3) on the basis of specified procedures (which do not constitute an examination in accordance with generally accepted audit standards), consisting of a reading of the unaudited financial statements, if any, of WNB included in such Registration Statement and of the latest available unaudited financial statements of WNB, inquiries of officers responsible for financial and accounting matters of WNB and a reading of the minutes of meetings of shareholders and the Board of Directors of WNB, nothing has come to its attention which causes it to believe: (i) that the financial statements, if any, of WNB included in such Registration Statement do not comply in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder; and (ii) that any such unaudited financial information set forth in such Registration Statement has been derived, are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements.

               (g)  Accounting Treatment:  FFC and its accountants shall have
                    --------------------
established to their satisfaction that, as of the Closing, the transactions contemplated by this Agreement can be accounted for as a "pooling-of-interests" for financial reporting purposes; provided, however, that FFC shall have no right to terminate this Agreement pursuant to this Section 7.2(g) if the inability to use "pooling of interest" accounting treatment is due solely to actions by FFC taken after the date of this Agreement.

               (h)  Federal and State Securities and Antitrust Laws: FFC and its
                    -----------------------------------------------
counsel shall have determined to their satisfaction that, as of the Closing, all applicable securities and antitrust laws of the federal government and of any state government having jurisdiction over the transactions contemplated by this Agreement shall have been complied with.

               (i)  Dissenting Shareholders:  Dissenters' rights shall have been
                    -----------------------
exercised with respect to less than 10% of the outstanding shares of WNB Common Stock.

               (j)  Environmental Matters:  No environmental problem of the kind
                    ---------------------
contemplated in Section 3.22 and not disclosed in Schedule 3.22 shall have been
                                                  -------------
discovered which would, or which potentially could, materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of WNB, provided, that for purposes of
                                       --------
determining the materiality of an undisclosed environmental problem or problems, the definition of "material" shall be governed by the proviso to Section 7.2(a) of this Agreement.

               (k)  Closing Documents:  WNB shall have delivered to FFC:  (i) a
                    -----------------
certificate signed by WNB's President and Chief Executive Officer and by its Secretary verifying that, to the best of their knowledge after reasonable investigation, all of the representations and warranties of WNB set forth in this Agreement are true and correct in all material respects as of the Closing and that WNB has performed in all material respects each of the covenants required to be performed by it under this Agreement; (ii) all consents and authorizations of landlords and other persons that are necessary to permit this Agreement to be consummated without violation of any lease or other agreement to which WNB is a party or by which they or any of its properties are bound; and
(iii) such other certificates and documents as FFC and its counsel may reasonably request (all of the foregoing certificates and other documents being herein referred to as the "WNB Closing Documents").

          Section 7.3 Conditions Precedent to the Obligations of WNB.  The
          ----------- ----------------------------------------------
obligation of WNB to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by WNB in accordance with the provisions of Section 8.4 herein:

               (a)  Accuracy of Representations and Warranties:  All of the
                    ------------------------------------------
representations and warranties of FFC as set forth in this Agreement, all of the information contained in its Schedules and all FFC Closing Documents (as defined in Section 7.3(e) of this Agreement) shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date).

               (b)  Covenants Performed: FFC shall have performed or complied in
                    -------------------
all material respects with each of the covenants required by this Agreement to be performed or complied with by FFC.

               (c)  Opinion of Counsel for FFC: WNB shall have received an
                    --------------------------
opinion from Barley, Snyder, Senft & Cohen, LLP, counsel to FFC, dated the Effective Date, in substantially the form of Exhibit E hereto. In rendering any
                                             ---------
such opinion, such counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of FFC, WNB, affiliates of the foregoing, and others.

               (d)  Fairness Opinion: WNB shall have obtained from [McConnell,
                    ----------------
Budd & Downes], or from another independent financial advisor selected by the Board of Directors of WNB, an opinion dated within five (5) days of the Proxy Statement/Prospectus to be furnished to the shareholders of WNB stating that the terms of the acquisition contemplated by this Agreement are fair to the shareholders of WNB from a financial point of view.

               (e)  Financial Confirmation: WNB (together with its accountants,
                    ----------------------
if the advice of such accountants is deemed necessary or desirable by WNB) shall have established to its reasonable satisfaction that the FFC Balance Sheet fairly presents the financial condition, assets and liabilities of FFC as at June 30, 1996, and that, since December 31, 1995, there has not been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC. In particular, without limiting the generality of the foregoing sentence, the Additional FFC Financial Statements shall indicate that the financial condition, assets, liabilities and results of operations of FFC as of the respective dates reported therein do not vary adversely in any material respect from the financial condition, assets, liabilities and results of operations presented in the FFC Balance Sheet. For purposes of this Section 7.3(g), the terms "material and adverse change" and "vary adversely in any material respect" shall mean any change or changes that would result, in the aggregate, in a reduction of more than five percent (5%) in FFC's consolidated total shareholders' equity between June 30, 1996 or December 31, 1995, as the case may be, and any later date up to and including the Effective Date, as determined in accordance with generally accepted accounting principles consistently applied.

               (f)  Closing Documents:  FFC shall have delivered to WNB:  (i) a
                    -----------------
certificate signed by FFC's President and Chief Executive Officer and by its Secretary verifying that, to the best of their knowledge after reasonable investigation, all of the representations and warranties of FFC set forth in this Agreement are true and correct in all material respects as of the Closing and that FFC has performed in all material respects each of the covenants required to be performed by FFC; and (ii) such other certificates and documents as WNB and its counsel may reasonably request (all of the foregoing certificates and documents being herein referred to as the "FFC Closing Documents").


                                 ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          Section 8.1 Termination.  This Agreement may be terminated at any time
          ----------- -----------
before the Effective Date (whether before or after the authorization, approval and adoption of this Agreement by the stockholders of WNB) as follows:

               (a)  Mutual Consent:  This Agreement may be terminated by mutual
                    --------------
consent of the parties upon the affirmative vote of a majority of each of the Boards of Directors of WNB and FFC, followed by written notices given to the other party.

               (b)  Unilateral Action by FFC:  This Agreement may be terminated
                    ------------------------
unilaterally by the affirmative vote of the Board of Directors of FFC, followed by written notice given to WNB, if: (i) there has been a material breach by WNB of any representation, warranty or covenant set forth in this Agreement which breach results in a material and adverse change as to WNB (as such standard is set forth in Section 7.2(c) herein) and such breach has not been cured within thirty (30) days after written notice of such breach has been given by FFC to WNB; or (ii) any condition precedent to FFC's obligations as set forth in
Article VII of this Agreement remains unsatisfied, through no fault of FFC, on September 30, 1997.

               (c)  Unilateral Action By WNB:  This Agreement may be terminated
                    ------------------------
unilaterally by the affirmative vote of a majority of the Board of Directors of WNB, followed by written notice given to FFC, if: (i) there has been a material breach by FFC of any representation, warranty or covenant set forth in this Agreement and such breach has not been cured within thirty (30) days after written notice of such breach has been given by WNB to FFC; (ii) any condition precedent to WNB's obligations as set forth in Article VII of this Agreement remains unsatisfied, through no fault of WNB, on September 30, 1997; or (iii) the Closing Market Price is equal to or less than $12.00.

          Section 8.2 Effect of Termination.
          ----------- ---------------------

               (a)  Effect.  In the event of a permitted termination of this
                    ------
Agreement under Section 8.1 herein shall become null and void and the transactions contemplated herein shall thereupon be abandoned, except that the provisions relating to limited liability and confidentiality set forth in Sections 8.2(b) and 8.2(c) herein shall survive such termination.

               (b)  Limited Liability.  The termination of this Agreement in
                    -----------------
accordance with the terms of Section 8.1 herein shall create no liability on the part of either party, or on the part of either party's directors, officers, shareholders, agents or representatives, except that if this Agreement is terminated by FFC by reason of a material breach by WNB, or if this Agreement is terminated by WNB by reason of a material breach by FFC, and such breach involves an intentional, willful or grossly negligent misrepresentation or breach of covenant, the breaching party shall be liable to the nonbreaching party for all costs and expenses reasonably incurred by the nonbreaching party in connection with the preparation, execution and attempted consummation of this Agreement, including the fees of its counsel, accountants, consultants and other advisors and representatives.

               (c)  Confidentiality. In the event of a permitted termination of
                    ---------------
this Agreement under Section 8.1 herein, neither FFC nor WNB shall use or disclose to any other person any confidential information obtained by it during the course of its investigation of the other party or parties, except as may be necessary in order to establish the liability of the other party or parties for breach as contemplated under Section 8.2(b) herein.

          Section 8.3 Amendment.  To the extent permitted by law, this Agreement
          ----------- ---------
may be amended at any time before the Effective Date (whether before or after the authorization, approval and adoption of this Agreement by the stockholders of WNB), but only by a written instrument duly authorized, executed and delivered by FFC and by WNB; provided, however, that (i) any amendment to the
                             --------  -------
provisions of Section 2.1 herein relating to the consideration to be received by the former stockholders of WNB in exchange for their shares of WNB Common Stock shall not take effect until such amendment has been approved, adopted or ratified by the stockholders of WNB in accordance with applicable law and (ii) WNB Interim Bank shall be permitted to join as a party to this Agreement upon its formation without execution of such joinder by FFC or WNB.

          Section 8.4 Waiver.  Any term or condition of this Agreement may be
          ----------- ------
waived, to the extent permitted by applicable federal and state law, by the party or parties entitled to the benefit thereof at any time before the Effective Date (whether before or after the authorization, approval and adoption of this Agreement by the stockholders of WNB) by a written instrument duly authorized, executed and delivered by such party or parties.


                                  ARTICLE IX
                   RIGHTS OF DISSENTING SHAREHOLDERS OF WNB
                   ----------------------------------------

          Section 9.1 Rights of Dissenting Shareholders of WNB.  The
          ----------- ----------------------------------------
stockholders of WNB shall be entitled to and may exercise dissenters' rights if and to the extent they are entitled to do so under the provisions of 12 U.S.C
(S)215a(b), (c) and (d).


                                   ARTICLE X
                          CLOSING AND EFFECTIVE DATE
                          --------------------------

          Section 10.1 Closing.  Provided that all conditions precedent set
          ------------ -------
forth in Article VII of this Agreement shall have been satisfied or shall have been waived in accordance with Section 8.4 of this Agreement, the parties shall hold a closing (the "Closing") at the offices of FFC at One Penn Square, Lancaster, Pennsylvania, within thirty (30) days after the receipt of all required regulatory approvals and after the expiration of all applicable waiting periods on a date to be agreed upon by the parties, at which time the parties shall deliver the WNB Closing Documents, the FFC Closing Documents, the opinions of counsel required by Sections 7.1(c), 7.2(c) and 7.3(c) herein, and such other documents and instruments as may be necessary or appropriate to effectuate the purposes of this Agreement.

          Section 10.2 Effective Date.  The merger of WNB with and into FFC
          ------------ --------------
shall become effective and this Agreement shall be consummated on the date (the "Effective Date") approved by the OCC pursuant to the Plan of Merger and the National Bank Act.


                                 ARTICLE XI
                 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                 ---------------------------------------------

          Section 11.1 No Survival.  The representations and warranties of WNB
          ------------ -----------
and of FFC set forth in this Agreement shall expire and be terminated on the Effective Date by consummation of this Agreement, and no such representation or warranty shall thereafter survive.


                                  ARTICLE XII
                              GENERAL PROVISIONS
                              ------------------

          Section 12.1 Expenses.  Except as provided in Section 8.2(b) herein,
          ------------ --------
each party shall pay its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated herein. For purposes of this Section 12.1 herein, the cost of printing the Proxy Statement/Prospectus shall be deemed to be an expense of FFC.

          Section 12.2 Other Mergers and Acquisitions.  Subject to the right of
          ------------ ------------------------------
WNB to refuse to consummate this Agreement pursuant to Section 8.1(c) herein by reason of a material breach by FFC of the warranty and representation set forth in Section 4.7 herein, nothing set forth in this Agreement shall be construed:
(i) to preclude FFC from acquiring, or to limit in any way the right of FFC to acquire, prior to or following the Effective Date, the stock or assets of any other financial services institution or other corporation or entity, whether by issuance or exchange of FFC Common Stock or otherwise; (ii) to preclude FFC from issuing, or to limit in any way the right of FFC to issue, prior to or following the Effective Date, FFC Common Stock, FFC Preferred Stock or any other equity or debt securities; or (iii) to preclude FFC from taking, or to limit in any way the right of FFC to take, any other action not expressly and specifically prohibited by the terms of this Agreement.

          Section 12.3 Notices.  All notices, claims, requests, demands and
          ------------ -------
other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly delivered if delivered in person, transmitted by telegraph or facsimile machine (but only if receipt is acknowledged in writing), or mailed by registered or certified mail, return receipt requested, as follows:

               (a)      If to FFC, to:

                               Rufus A. Fulton, Jr., President
                                and Chief Executive Officer
                               Fulton Financial Corporation
                               One Penn Square
                               P.O. Box 4887
                               Lancaster, Pennsylvania  17604

                        With a copy to:

                               Paul G. Mattaini, Esq.
                               Barley, Snyder, Senft & Cohen, LLP
                               126 East King Street
                               Lancaster, PA  17602

               (b)      If to WNB, to:

                               Ralph Homan, Chief Executive Officer
                               The Woodstown National Bank & Trust Company
                               One South Main Street,
                               Woodstown, New Jersey 08098

                        With a copy to:

                               Joseph G. Passaic, Jr., Esq.
                               Muldoon, Murphy & Faucette
                               501 Wisconsin Avenue, N.W.
                               Washington, DC 20016

          Section 12.4 Counterparts.  This Agreement may be executed
          ------------ ------------
simultaneously in several counterparts, each of which shall be deemed an original, but all such counterparts together shall be deemed to be one and the same instrument.

          Section 12.5 Governing Law.  This Agreement shall be deemed to have
          ------------ -------------
been made in, and shall be governed by and construed in accordance with the substantive laws of, the Commonwealth of Pennsylvania.

          Section 12.6 Parties in Interest.  This Agreement shall be binding
          ------------ -------------------
upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that neither
                                               --------  -------
party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party.

          Section 12.7 Entire Agreement.  This Agreement, together with the
          ------------ ----------------
Warrant Agreement and the Warrant being executed by the parties on the date hereof, sets forth the entire understanding and agreement of the parties hereto and supersedes any and all prior agreements, arrangements and understandings, whether oral or written, relating to the subject matter hereof and thereof.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers all as of the day and year first above written.


                                    FULTON FINANCIAL CORPORATION


                                    By:
                                       --------------------------------
                                       Rufus A. Fulton, Jr., President
                                        and Chief Executive Officer


                                    Attest:
                                           ----------------------------
                                           William R. Colmery, Secretary



                                    THE WOODSTOWN NATIONAL BANK &
                                    TRUST COMPANY


                                    By:
                                       --------------------------------
                                       Ralph Homan, President



                                    Attest:
                                           ----------------------------
                                                        , Secretary

                              INDEX OF SCHEDULES
                              ------------------


Schedule 3.7       Undisclosed Liabilities
------------

Schedule 3.8       Changes
------------

Schedule 3.9       Dividends, Distributions and Stock Purchases
------------

Schedule 3.10      Taxes
-------------

Schedule 3.11      Title to and Condition of Assets
-------------

Schedule 3.12      Contracts
-------------

Schedule 3.13      Litigations and Governmental Directives
-------------

Schedule 3.14      Compliance with Laws; Governmental
-------------
                   Authorizations

Schedule 3.15      Insurance
-------------

Schedule 3.16      Financial Institution Bonds
-------------

Schedule 3.17      Labor Relations and Employment Agreements
-------------

Schedule 3.18      Employee Benefit Plans
-------------

Schedule 3.19      Related Party Transactions
-------------

Schedule 3.20      Finders
-------------

Schedule 3.22      Environmental Matters
-------------

Schedule 3.26      Loan Portfolio
-------------

Schedule 3.27      Investment Portfolio
-------------

Schedule 4.5       Subsidiaries
------------

Schedule 4.7       Undisclosed Liabilities
------------

Schedule 4.9       Litigation and Governmental Directives
------------

Schedule 4.10      Compliance with Laws; Governmental
-------------      Authorizations

Schedule 4.14      Environmental Matters
-------------

                               INDEX OF EXHIBITS
                               -----------------


Exhibit A           Form of Warrant Agreement
---------

Exhibit B           Form of Warrant
---------

Exhibit C           Form of Plan of Merger
---------

Exhibit D           Form of Opinion of WNB's Counsel
---------

Exhibit E           Form of Opinion of FFC's Counsel
---------